Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275701
PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 7, 2025)

Up to $200,000,000

Class A Common Stock
We have entered into an Open Market Sale Agreement (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) relating to our Class A common stock, par value $0.0001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $200,000,000 from time to time through Jefferies, acting as sales agent.
Shares of our Class A common stock are listed on the Nasdaq Capital Market under the symbol “PROK.” On July 11, 2025, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $4.54 per share.
Sales of our Class A common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific number or dollar amount of securities, but will act as sales agent on a best efforts basis and use commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a commission rate up to 3.0% of the gross sales price per share of Class A common stock sold under the Sales Agreement. In connection with the sale of Class A common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to Jefferies. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Investing in our Class A common stock involves a high degree of risk. See the information contained under “Risk Factors” beginning on page S-7 of this prospectus supplement and the documents incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is July 14, 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may offer shares of our Class A common stock having an aggregate offering price of up to $200,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before making an investment decision.
To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not, and the sales agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement or contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.
The information contained in this prospectus supplement and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement in making your investment decision. You should read this prospectus supplement, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our Class A common stock.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor Jefferies have authorized anyone to provide you with information that is different from that contained in this prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Jefferies is not, offering to sell, and seeking offers to buy, our Class A common stock in any jurisdictions where such offers and sales are not permitted. The distribution of this prospectus supplement and the offering of our Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our Class A common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Class A common stock to which it relates, nor does this prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while management is responsible for the accuracy of such information and believes that information contained in the industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.
This prospectus supplement, including the documents incorporated by reference herein, includes statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and described in described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as the subsequent documents we file with the SEC. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus supplement completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Information.”
As used in this prospectus supplement, unless the context indicates or otherwise requires, “our Company”, “the Company”, “ProKidney”, “we”, “us”, and “our” refer to, as of any time prior to the Domestication (as defined below), ProKidney Corp., a Cayman Islands exempted company and, as of any time after the Domestication, ProKidney Corp., a Delaware corporation and, in each case, our subsidiaries.
We have registered trademarks for REACT®. All other trademarks, trade names and service marks included in this prospectus supplement are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner.

PROSPECTUS SUPPLEMENT SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement. We urge you to read this entire prospectus supplement and accompanying prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus supplement and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus supplement and the documents incorporated by reference herein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About ProKidney Corp.
ProKidney, a pioneer in the treatment of chronic kidney disease (“CKD”) through innovations in cellular therapy, was founded in 2015 after a decade of research. We are a clinical-stage biotechnology company with a proprietary cell therapy platform that has the potential to treat CKD using a patient’s own cells. Our approach seeks to redefine the treatment of CKD, shifting the emphasis away from management of kidney failure to the preservation of kidney function.
ProKidney’s lead product candidate, rilparencel (also known as REACT®), is a first-in-class, patented, proprietary autologous cellular therapy being evaluated in the ongoing Phase 3 REGEN-006 (PROACT 1) trial to demonstrate the therapy’s potential to preserve kidney function in patients with advanced CKD and type 2 diabetes. Rilparencel received Regenerative Medicine Advanced Therapy (RMAT) designation from the U.S. Food & Drug Administration.
Since our inception, we have devoted substantially all of our resources to organizing and staffing our company, business and scientific planning, conducting discovery and research activities, establishing and protecting our intellectual property portfolio, developing and progressing rilparencel, raising capital, sponsoring clinical trials, establishing arrangements with third parties for the manufacture of component materials, and providing general and administrative support for these operations. We do not have any product candidates approved for sale and have not generated any revenue from product sales.
Recent Developments
Phase 2 REGEN-007 Overview and Topline Results
We recently completed our REGEN-007 trial, a multi-center Phase 2 open-label 1:1 randomized two-arm trial of rilparencel in patients with diabetes, CKD, and an estimated glomerular filtration rate (“eGFR”) of 20-50 mL/min/1.73m². At randomization, patients were assigned to one of two treatment groups using different dosing regimens. Group 1 replicated the dosing schedule of our ongoing Phase 3 PROACT 1 study in which patients received two scheduled rilparencel injections (one in each kidney), approximately three months apart. Group 2 tested an exploratory dosing regimen to investigate whether disease progression triggers, rather than a time-based trigger, could optimize multiple administrations of rilparencel. In Group 2, patients received a single rilparencel injection in one kidney and a second injection in the contralateral kidney only if triggered by a sustained eGFR decline from baseline of ≥ 20%, and/or an increase in the urine albumin to creatinine ratio (“UACR”) from baseline of ≥ 30% and ≥ 30 mg/g.
The prespecified primary endpoint for REGEN-007 is the difference in annual eGFR slope (calculated using a linear mixed effects model) in the pre-injection period versus the period following the last rilparencel injection. The pre-injection period included all historical eGFR values collected up to 24 months before the screening visit as well as the on-study central laboratory eGFR results prior to first rilparencel injection. The period following the last injection included eGFR values from the last rilparencel injection to the end of study (EOS) visit. Median follow-up after the last injection was approximately 18 months in both Group 1 and Group 2.
Fifty-three patients were randomized in the study, of whom 49 patients (mITT population) received at least one rilparencel injection. Four patients did not receive any rilparencel injections. The majority of patients were male (69%), and the mean age was 60 years. At baseline, 38 of 49 patients (78%) had type 2 diabetes mellitus and 11 (22%) had type 1 diabetes. Thirty-nine (80%) patients were receiving an angiotensin-converting enzyme inhibitor (ACEi) or an angiotensin II receptor blocker (ARB), and 18 (37%) were receiving a sodium-glucose cotransporter-2 inhibitor (SGLT2i). At baseline, the mean (SD) eGFR was 33±10 mL/min/1.73m2. Notably, the median UACR was higher in Group 1 (792 mg/g) compared to Group 2 (229 mg/g).

		Annual eGFR Slope (mL/min/1.73m2)
Group N	(mITT)	Pre inj	Post last inj	Absolute benefit	Relative benefit
1	24	-5.8	-1.3	4.6	78%
2	25	-3.4	-1.7	1.7	50%

In Group 1 (n=24), kidney function stabilized after receiving rilparencel. The annual decline in eGFR slope improved by 78% from -5.8 mL/min/1.73m2 in the pre-injection period to -1.3 mL/min/1.73m2 in the period following the last rilparencel injection. This 4.6 mL/min/1.73m2 per year difference was statistically significant (p<0.001) and clinically meaningful. Of the 24 patients in Group 1, 15 (63%) met key Phase 3 PROACT 1 inclusion criteria, and similar efficacy results were observed in this subgroup compared to the full Group 1 results. The Phase 3 PROACT 1 protocol was amended in 1H 2024 after a similar eGFR efficacy signal was observed in the Phase 2 RMCL-002 study subgroup analysis (n=23) of high-UACR, Stage 4 CKD patients with type 2 diabetes.
In Group 2 (n=25), the annual change in kidney function as measured by eGFR slope was -3.4 mL/min/1.73m2 in the pre-injection period versus -1.7 mL/min/1.73m2 in the period following the last rilparencel injection, resulting in an improvement of 50%, or 1.7 mL/min/1.73m2 per year. This difference was not statistically significant (p=0.085) but suggests evidence of a dose response. Out of the 25 patients in Group 2, 15 (60%) met the re-dosing trigger and received a second rilparencel injection. The median time between the first and second injections in these 15 patients was approximately 11 months.
No rilparencel-related serious adverse events were observed across all patients in the study who received at least one rilparencel injection (n=49). The safety profile was consistent with previously reported study results and comparable to a kidney biopsy.
Full results from REGEN-007 will be submitted to the American Society of Nephrology (ASN) 2025 Kidney Week as a late-breaking clinical trial.
About the Phase 3 REGEN-006 (PROACT 1) Clinical Trial
REGEN-006 is an ongoing Phase 3, randomized, blinded, sham controlled safety and efficacy study of rilparencel in subjects with advanced CKD and type 2 diabetes. The study protocol was amended in 1H 2024 to focus on a subset of patients with Stage 4 CKD (eGFR 20-30 mL/min/1.73m2) and late Stage 3b CKD (eGFR 30-35 mL/min/1.73m2) with accompanying albuminuria (UACR less than 5,000 mg/g for patients with eGFR 20-30 mL/min/1.73m2 and 300-5,000 mg/g for patients with eGFR 30-35 mL/min/1.73m2). The total planned enrollment is approximately 685 subjects. Subjects are randomized (1:1) to the treatment group and the sham control group prior to kidney biopsy or a sham biopsy procedure, respectively. The primary objective is to assess the efficacy of up to two rilparencel injections (one in each kidney) using a minimally invasive percutaneous approach. The surrogate endpoint for accelerated approval is eGFR slope, and the primary composite endpoint is the time from first injection to the earliest of: at least 40% reduction in eGFR; eGFR <15 mL/min/1.73m², and/or chronic dialysis, and/or renal transplant; or renal or cardiovascular death.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Documents by Reference” on page S-21 of this prospectus supplement.
Our Corporate Information
Prior to July 11, 2022, we were a blank check company incorporated with limited liability under the laws of the Cayman Islands and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We entered into a business combination agreement, dated as of January 18, 2022 with ProKidney LP (“PKLP”) (the “Business Combination”). As a result of the closing of the Business Combination (the “Closing”), our name was changed from Social Capital Suvretta Holdings Corp. III to ProKidney Corp. We are organized in an umbrella partnership-C corporation structure. Prior to the Domestication (as defined below) and the consummation of certain other restructuring transactions on or about the same date (collectively, the “Restructuring”), the Company’s direct assets consisted of common units in PKLP and all of the issued and outstanding equity interests of ProKidney Corp. GP Limited, which became the general partner of PKLP upon the Closing. As a result of the Restructuring, the Company’s direct assets consist of common units in ProKidney Holdings, LLC, a Delaware limited liability company (“ProKidney Holdings”). Substantially all of the operating assets and business of the Company are held or conducted indirectly through ProKidney Holdings.
Effective July 1, 2025, we changed our jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “Domestication”). Prior to the closing of the Domestication, PKLP contributed substantially all of its assets to a newly formed subsidiary, ProKidney Holdings, and PKLP made a liquidating distribution of its limited liability company interests in ProKidney Holdings to its partners, including us. Following the Domestication, ProKidney, a wholly owned subsidiary of ProKidney Holdings and a Cayman Islands exempted company (“ProKidney-KY”), underwent a series of transactions to move its assets to Delaware through a reregistration of ProKidney-KY to a Cayman Islands limited liability company and then the domestication of such Cayman Islands limited liability company to Delaware as a Delaware limited liability company named ProKidney IPCo, LLC.
Our corporate headquarters are located at 2000 Frontis Plaza Boulevard, Suite 250, Winston-Salem, North Carolina 27103 and our telephone number is (336) 999-7029. We maintain a website at www.prokidney.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
All brand names or trademarks appearing in this prospectus supplement are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus supplement is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING
Shares of Class A common stock offered by us:
Shares of Class A common stock having an aggregate offering price of up to $200,000,000.
Plan of Distribution:
“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading market for shares of our Class A common stock through our sales agent, Jefferies. See “Plan of Distribution” on page S-14 of this prospectus supplement.
Shares of Class A common stock to be outstanding immediately after this offering:
Up to 173,588,984 shares of Class A common stock (as more fully described in the notes following this table), assuming sales at an offering price of $4.54 per share, which was the last reported sale price of shares of our Class A common stock on the Nasdaq Capital Market on July 11, 2025. The actual number of shares issued will vary depending on the sales price under this offering.
Shares of Class B common stock to be outstanding immediately after this offering:
163,161,681
Use of Proceeds:
We intend to use the net proceeds from this offering, if any, for clinical trial costs and other research and development expenses, continued investment in our drug development platform, for our pre-commercial and commercial activities, including our commercial manufacturing facility, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses. See “Use of Proceeds.”
Risk Factors:
Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our Class A common stock.
Nasdaq Capital Market symbol:
“PROK”
The number of common stock to be outstanding after this offering is based on an aggregate of 129,536,121 of our Class A common stock and 163,161,681 of our Class B common stock outstanding as of March 31, 2025 and excludes:
•	779,856 shares of Class B common stock issuable upon the settlement of restricted stock units as of March 31, 2025;
•	17,500,000 shares of Class A common stock issuable upon the vesting of earnout restricted stock rights outstanding as of March 31, 2025;
•	28,805,167 shares of Class A common stock issuable upon the exercise of time-vested options outstanding as of March 31, 2025, at a weighted average exercise price of $4.09 per share;
•	1,588,750 shares of Class A common stock issuable upon the exercise of performance-vested options outstanding as of March 31, 2025, at a weighted average exercise price of $1.59 per share; and
•	26,761,945 shares of Class A common stock reserved for future issuance under the ProKidney Corp. 2022 Incentive Equity Plan (the “2022 Plan”) as of March 31, 2025.

RISK FACTORS
Investing in shares of our Class A common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus supplement, and all of the other information in this prospectus supplement, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of shares of our Class A common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.
Risks Related to This Offering and Our Class A Common Stock
If you purchase Class A common stock in this offering, you may incur immediate dilution of your investment.
The public offering price of shares of our Class A common stock may exceed the net tangible book value per share of shares of our Class A common stock. Assuming that an aggregate of 44,052,863 shares of Class A common stock are sold at a price of $4.54 per share, the last reported sale price of shares of our Class A common stock on the Nasdaq Capital Market on July 11, 2025, for aggregate gross proceeds of $200,000,000, and after deducting estimated offering commissions and offering expenses payable by us, you would experience immediate dilution of $2.86 per share, representing the difference between the illustrative sales price and as adjusted net tangible book value per share as of March 31, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding options and vesting of restricted share units would result in dilution of your investment. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.
Because we do not anticipate paying any cash dividends on shares of our Class A common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never declared or paid cash dividends on shares of our Class A common stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of shares of our Class A common stock will provide a return to stockholders.
The market price of shares of our Class A common stock is likely to be highly volatile, and our stockholders may lose some or all of their investment.
The market price of shares of our Class A common stock is likely to be highly volatile, including in response to factors that are beyond our control. The stock market in general experiences extreme price and volume fluctuations. In particular, the market prices of securities of pharmaceutical and biotechnology companies are extremely volatile, and experience fluctuations that are often unrelated or disproportionate to the operating performance of these companies. These broad and sector-specific market fluctuations can result in extreme fluctuations in the price of shares of our Class A common stock, regardless of our operating performance, and can cause our stockholders to lose some or all of their investment in the Company.

We may incur significant costs from class action litigation due to share volatility.
Our share price may fluctuate for many reasons, including as a result of public announcements regarding the progress of our development efforts or the development efforts of our collaborators and/or competitors, the addition or departure of our key personnel, variations in our quarterly operating results and changes in market valuations of pharmaceutical and biotechnology companies. Holders of shares which have experienced significant price and trading volatility have occasionally brought securities class action litigation against the companies that issued the shares. If any of our stockholders were to bring a lawsuit of this type against us, even if the lawsuit is without merit, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management, which could harm our business.
Sales of additional shares of Class A common stock could cause the price of shares of our Class A common stock to decline.
Sales of substantial amounts of shares of our Class A common stock in the public market, or the availability of such shares for sale, by us or others, including the issuance of shares of Class A common stock upon exercise of outstanding options, or the perception that such sales could occur, could adversely affect the price of shares of our Class A common stock.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.
The trading market for shares of our Class A common stock may depend in part on the research and reports that securities or industry analysts publish about us or our business. If too few securities or industry analysts cover our company, the trading price for shares of our Class A common stock would likely be negatively impacted. If one or more of the analysts who cover us downgrade shares of our Class A common stock or publish inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for shares of our Class A common stock could decrease, which might cause our share price and trading volume to decline.
The actual number of shares of Class A common stock we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the sales agreement. The number of shares of Class A common stock that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of shares of our Class A common stock during the sales period and limits we set with Jefferies. Because the price per shares of Class A common stock sold will fluctuate based on the market price of shares of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares of Class A common stock that will be ultimately issued.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the prospectus and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act. All statements, other than statements of historical facts, included in this prospectus supplement, the prospectus and the information incorporated by reference herein regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, potential results of our drug development efforts or trials, the effects of competition and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “seeks,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward- looking statements contain these identifying words. These forward-looking statements may include, among other things, statements about:
•	our ability to maintain the listing of our Class A common stock on Nasdaq;
•	our ability to manage our growth effectively;
•	the success, cost and timing of our product development activities;
•	the potential attributes and benefits of our product candidates, and if approved, our products;
•	our ability to manufacture rilparencel, our lead product candidate;
•	our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;
•	our ability to identify, in-license or acquire additional technology;
•	our ability to maintain our existing license, manufacturing and supply agreements;
•	our reliance on third parties to conduct, supervise and monitor a certain portion of our research and nonclinical testing and clinical trials for rilparencel;
•
our ability to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney disease, many of which have greater financial and marketing resources than us;

•	the size and growth potential of the markets for our products, and the ability of each to serve those markets, either alone or in partnership with others;
•	changes in applicable laws or regulations;
•	our estimates regarding expenses, revenue, capital requirements and needs for additional financing;
•	our ability to raise financing in the future;
•	our financial performance;
•	our intellectual property rights;
•	security breaches with respect to computer systems;
•	economic downturns and political and market conditions beyond our control;
•	the anticipated use of proceeds from this offering, if any;
•	our ability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Domestication;
•
anti-takeover provisions in our organizational documents and under Delaware law could make an acquisition of us more difficult and limit attempts by our stockholders to replace or remove our current management;

•
our organizational documents designate the state courts in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could discourage lawsuits against us and our directors and officers; and

•	other factors detailed under the section titled “Risk Factors.”
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the prospectus and the information incorporated by reference herein, particularly in the “Risk Factors” sections of this prospectus supplement, of our Annual Report on Form 10-K for the year ended December 31, 2024 and of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.
You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
We may issue and sell shares of our Class A common stock under this prospectus supplement having aggregate sales proceeds of up to $200,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize our sales agreement with Jefferies as a source of financing.
We intend to use the net proceeds from this offering, if any, for clinical trial costs and other research and development expenses, continued investment in our drug development platform, for our pre-commercial and commercial activities, including our commercial manufacturing facility, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses.
Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our research, preclinical and clinical development programs, whether we are able to enter into future collaborations, and any unforeseen delays or cash needs. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue these planned trials and activities or other development activities if the net proceeds from this offering and the other sources of cash are less than, or do not last as long as, expected.
Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY
We have not paid any cash dividends on our Class A common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors at such time.

Dilution
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2025 was approximately $370.0 million, or $1.26 per share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of our common stock outstanding as of March 31, 2025.
After giving effect to the sale of up to $200,000,000 of shares of our Class A common stock in this offering at an assumed public offering price of $4.54 per share, the last reported sale price of our Class A common stock on the Nasdaq Capital Market on July 11, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been approximately $564.9 million, or $1.68 per share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.42 per share to existing stockholders and immediate dilution of approximately $2.86 per share to investors purchasing our Class A common stock in this offering at the assumed public offering price.
The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Class A common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our Class A common stock in the aggregate amount of $200,000,000 is sold at the assumed public offering price of $4.54 per share, the last reported sale price of our Class A common stock on the Nasdaq Capital Market on July 11, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$4.54
Net tangible book value per share of as March 31, 2025	$1.26
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	0.42
As adjusted net tangible book value per share as of March 31, 2025, after giving effect to this offering		1.68
Dilution per share to new investors purchasing shares in this offering		$2.86

The above discussion and foregoing table and calculations are based on 129,536,121 shares of our Class A common stock and 163,161,681 shares of Class B common stock outstanding as of March 31, 2025, and excludes:
•	779,856 shares of Class B common stock issuable upon the settlement of restricted stock units as of March 31, 2025;
•	17,500,000 shares of Class A common stock issuable upon the vesting of earnout restricted stock rights outstanding as of March 31, 2025;
•	28,805,167 shares of Class A common stock issuable upon the exercise of time-vested options outstanding as of March 31, 2025, at a weighted average exercise price of $4.09 per share;
•	1,588,750 shares of Class A common stock issuable upon the exercise of performance-vested options outstanding as of March 31, 2025, at a weighted average exercise price of $1.59 per share; and
•	26,761,945 shares of Class A common stock reserved for future issuance under the 2022 Plan as of March 31, 2025.
Except as otherwise indicated all information in this prospectus supplement assumes no exercise of outstanding options and no vesting of restricted share units after March 31, 2025. To the extent that outstanding options or warrants have been or may be exercised, or restricted stock units have vested or may vest, or other shares or securities convertible into or exchangeable for shares are issued, new investors may experience further dilution.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $200,000,000 of shares of our Class A common stock from time to time through Jefferies acting as agent. Sales of shares of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell shares of our Class A common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell shares of our Class A common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of shares of our Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of shares of our Class A common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $0.4 million. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which shares of our Class A common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of shares of our Class A common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of shares of our Class A common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of Class A common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.
This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying prospectus electronically.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary of certain material United States federal income tax considerations of the acquisition, ownership and disposition of our Class A common stock is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change or to differing interpretation. This summary does not address all possible tax consequences relating to an investment in our Class A common stock, such as the tax consequences under United States state, local and other tax laws.
Prospective investors should consult their advisors on the possible tax consequences of acquiring, owning and disposing of our Class A common stock.
Material U.S. Federal Income Tax Considerations
The following is a discussion of certain material U.S. federal income tax considerations of the acquisition, ownership and disposition of the shares of Class A common stock to U.S. Holders (as defined below). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (“Code”), final, temporary and proposed Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax considerations to holders described in this prospectus supplement. There can be no assurance that the IRS will not challenge one or more of the tax considerations described herein. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of the shares of Class A common stock who are initial purchasers of such share of Class A common stock pursuant to this offering and hold the shares of Class A common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion assumes that any distributions made by ProKidney on the shares of Class A common stock and any consideration received by a holder in consideration for the sale or other disposition of the shares of Class A common stock will be in U.S. dollars.
This discussion is a summary only and does not describe all of the tax considerations that may be relevant to you in light of your particular circumstances, including but not limited to United States state and local tax consequences, estate and gift tax consequences, the alternative minimum tax (including the 15% minimum tax applicable to the adjusted financial statement income of certain corporations), the Medicare contribution tax on certain net investment income or any other tax other than the income tax, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
•	banks, insurance companies and certain other financial institutions;
•	brokers, dealers or traders in securities, commodities or currencies;
•	tax-exempt entities, governments or agencies or instrumentalities thereof;
•	life insurance companies, regulated investment companies and real estate investment trusts;
•	expatriates and former citizens or long-term residents of the United States;
•	persons liable for alternative minimum tax;
•	controlled foreign corporations, passive foreign investment companies or S corporations;
•	persons who own, have owned, or will own (directly or through attribution) 10% or more (by vote or value) of our shares;
•	persons that acquired shares of our Class A common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•	dealers or traders subject to a mark-to-market method of accounting with respect to shares of our Class A common stock;
•	persons holding shares of our Class A common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;
•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•
partnerships (or entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such partnerships or other pass-through entities;

•
persons subject to special tax accounting rules who are required to take any item of gross income with respect to the shares of Class A common stock into account no later than when it is taken into account in an applicable financial statement;

•
a holder of our Class A common stock whose Class A common stock may constitute “qualified small business stock” under Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code; and

•	persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States.
If a partnership (or any entity so characterized for U.S. federal income tax purposes) holds shares of our Class A common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding shares of our Class A common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of shares of our Class A common stock.
We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. As used herein, the term “U.S. Holder” means a beneficial owner of shares of our Class A common stock who or that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of our Class A common stock (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
The Tax Cuts and Jobs Act was signed into law on December 22, 2017 and made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. Most of the changes applicable to individuals applied only to taxable years that began after December 31, 2017 and before January 1, 2026. On July 4, 2025, legislation commonly referred to as the One Big Beautiful Bill Act was signed into law and extended many of the tax law provisions that were set to expire in 2025. Further changes to the tax laws, unrelated to the Tax Cuts and Jobs Act, are possible and may apply retroactively. Prospective holders of shares of our Class A common stock are urged to consult with their tax advisors with respect to the impact of the tax legislation and any other judicial, regulatory or administrative tax developments and proposals and their potential effect on an investment in our Class A common stock.
This discussion is for general information only and is not intended to be, and may not be construed as, tax advice. This discussion is only a summary of certain U.S. federal income tax considerations associated with the acquisition, ownership and disposition of shares of our Class A common stock. Accordingly, all prospective holders of shares of our Class A common stock should consult their tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of shares of our Class A common stock, including the applicability of U.S. federal, state, local and non-U.S. tax laws.
U.S. HOLDERS
Distributions on Shares of Class A Common Stock
We currently anticipate that ProKidney’s future earnings, if any, will be retained to finance the growth and development of our business and do not intend to pay cash dividends in respect of shares of Class A common stock in the foreseeable future. In the event that we do make distributions on the Class A common stock to a U.S. Holder, such U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid with respect to shares of Class A common stock, to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of ProKidney Class A common stock and will be treated as described under “—Sale, Exchange or Other Disposition of Shares of Class A Common Stock” below. We do not expect to make any dividend distributions to our shareholders in the near future.
Dividends that we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends that we pay to a non-corporate U.S. Holder may be taxed as “qualified dividend income” at the preferential tax rate accorded to long-term capital gains.
Sale, Exchange or Other Disposition of Shares of Class A Common Stock
Upon a sale or other taxable disposition of shares of Class A common stock which, in general, would include a redemption of shares of Class A common stock that is treated as a sale of such securities as described above and below, a U.S. Holder generally will recognize capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Class A common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its shares of Class A common stock so disposed of.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments of dividends on shares of Class A common stock and to the proceeds of a sale of shares of Class A common stock paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.
NON-U.S. HOLDERS
The following describes U.S. federal income tax considerations relating to the ownership and disposition of the Class A common stock by a Non-U.S. Holder.
Dividends
As discussed above, we currently anticipate that future earnings, if any, will be retained to finance the growth and development of our business and do not intend to pay cash dividends in respect of shares of Class A common stock in the foreseeable future. In the event that we do make distributions on the Class A common stock to a

Non-U.S. Holder, in general, any distributions made to such Non-U.S. Holder on Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Class A common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such common stock, which will be treated as described under “—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below. We do not expect to make any dividend distributions to our shareholders in the near future.
Dividends paid by ProKidney to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax”.
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock
A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of common stock unless:
(i)
such Non-U.S. Holder is an individual who was present in the United States for 183 days or more (as such days are calculated for U.S. federal income tax purposes) in the taxable year of the disposition and certain other requirements are met, in which case any gain realized would generally be subject to a flat 30% U.S. federal income tax,

(ii)
the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, (and, if an applicable treaty so requires, is attributable to the conduct of trade or business through a permanent establishment or fixed base in the United States in which case the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to U.S. Holders and, if the Non-U.S. Holder is a corporation, an additional “branch profits tax” may also apply), or

(iii)
ProKidney is or has been a “United States real property holding corporation” (“USRPHC”) at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and either (A) the common stock has ceased to be regularly traded on an established securities market or (B) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, more than 5% (directly, indirectly or under applicable constructive ownership rules) of the common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes and the remainder of this discussion assumes that we are not, and will not become, a USRPHC. However, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, as long as Class A common stock is “regularly traded” on an established securities market, a non-U.S. holder that has not owned (directly, indirectly or under applicable constructive ownership rules) more than 5% of the Class A common stock at any time during the shorter of the five-year period preceding the disposition of, or its holding period for, the Class A common stock generally will not be subject to U.S. federal income tax or withholding tax on the disposition. However, no assurance can be provided that Class A common stock will be considered to be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their tax advisors regarding the potential U.S. federal income tax consequences to them if we were to become a USRPHC.

Information Reporting and Backup Withholding
We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder on the shares of Class A common stock and the tax withheld (if any) with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or information sharing agreement. In addition, dividends paid to a Non-U.S. Holder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of shares of Class A common stock within the U.S. or conducted through certain U.S. related financial intermediaries is subject to information reporting and, depending upon the circumstances, backup withholding unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person) or the holder otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including Class A common stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Class A common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in Class A common stock.
EACH PROSPECTIVE INVESTOR IN OUR CLASS A COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the securities offered in this prospectus supplement. Jefferies LLC is being represented in this offering by Paul Hastings LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.
This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.
We also maintain a website at http://www.prokidney.com, through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 17, 2025;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 12, 2025;
•	our Current Reports on Form 8-K, as filed with the SEC on January 21, 2025 and May 30, 2025;
•	our Current Report on Form 8-K12B, as filed with the SEC on July 3, 2025;
•	our Definitive Proxy Statement, included in the Final Prospectus, for the Annual General Meeting of Shareholders on May 29, 2025 and as filed with the SEC on April 28, 2025;
•
the description of our common stock, included in the Final Prospectus, as filed with the SEC on April 28, 2025 under the caption “Description of Securities” therein, including any amendment or report filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus supplement.
Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:
ProKidney Corp.
c/o 2000 Frontis Plaza Blvd, Suite 250
Winston-Salem, NC 27103
Attn: Todd Girolamo
Telephone: (336) 999-7028
You may also access these documents on our website, http://www.prokidney.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS
ProKidney Corp.

$500,000,000

CLASS A COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS
This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $500,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer shares of Class A common stock or shares of preferred stock upon conversion of or exchange for the debt securities; shares of Class A common stock upon conversion of or exchange for preferred stock; or shares of Class A common stock, shares of preferred stock or debt securities upon the exercise of warrants or rights; or any combination of these securities.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Shares of our Class A common stock are listed on the Nasdaq Capital Market under the symbol “PROK.” On July 1, 2025, the last reported sale price of shares of our Class A common stock was $0.5650 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Investing in our securities involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 7, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer our Class A common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total value of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “ProKidney,” “PROK,” “the Company,” “we,” “us,” “our” and similar terms refer to, as of any time prior to the Domestication, ProKidney Cayman and, as of any time after the Domestication, ProKidney Corp., a Delaware corporation and, in each case, our subsidiaries.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About ProKidney Corp.
We are a clinical-stage biotechnology company with a transformative proprietary cell therapy platform that has the potential to treat multiple chronic kidney diseases using a patient’s own cells isolated from the patient intended for treatment. Our approach seeks to redefine the treatment of chronic kidney disease (“CKD”), shifting the emphasis away from management of kidney failure to the preservation of kidney function. Our lead product candidate, rilparencel, is designed to preserve kidney function in a CKD patient’s diseased kidneys. Rilparencel is a product that includes autologous Selected Renal Cells (“SRC”) prepared from a patient’s own kidney cells. SRC are formulated into a product for reinjection into the patient’s kidneys using a minimally invasive outpatient procedure that is repeatable, if necessary. Because rilparencel is a personalized treatment composed of cells prepared from a patient’s own kidney, there is no need for treatment with immunosuppressive therapies that are required during a patient’s lifetime when a patient receives a kidney transplant from another, allogeneic donor.
We are currently conducting a Phase 3 development program and an ongoing Phase 2 clinical trial for rilparencel in subjects with moderate to severe CKD and diabetes. Rilparencel has received regenerative medicine advanced therapy designation from the United States Food and Drug Administration (“FDA”). We also completed a Phase 1 clinical trial for rilparencel in subjects with CKD due to congenital anomalies of the kidney and urinary tract for which the last subject visit occurred in January 2023 and the clinical study report was submitted to the FDA in December 2023. Rilparencel has, to date, been generally well tolerated by subjects with moderate to severe CKD in Phase 1 and 2 clinical testing.
Since our inception, we have devoted substantially all of our resources to organizing and staffing our Company, business and scientific planning, conducting discovery and research activities, acquiring or discovering product candidates, establishing and protecting our intellectual property portfolio, developing and progressing rilparencel, raising capital and preparing for clinical trials, establishing arrangements with third parties for the manufacture of component materials, and providing general and administrative support for these operations. We do not have any product candidates approved for sale and have not generated any revenue from product sales.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 27 of this prospectus.
Our Corporate Information
Prior to July 11, 2022, we were a blank check company incorporated with limited liability under the laws of the Cayman Islands and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We entered into a business combination agreement, dated as of January 18, 2022 with ProKidney LP (“PKLP”) (the “Business Combination”). As a result of the closing (the “Closing”) of the Business Combination, our name was changed from Social Capital Suvretta Holdings Corp. III to ProKidney Corp. We are organized in an umbrella partnership-C corporation structure. Prior to the Domestication and the consummation of certain other restructuring transactions on or about the same date (collectively, the “Restructuring”), the Company’s direct assets consisted of common units in PKLP and all of the issued and outstanding equity interests of ProKidney Corp. GP Limited, which became the general partner of PKLP upon the Closing. As a result of the Restructuring, the Company’s direct assets consist of common units in ProKidney Holdings, LLC, a Delaware limited liability company (“ProKidney Holdings”). Substantially all of the operating assets and business of the Company are held or conducted indirectly through ProKidney Holdings.

Effective July 1, 2025, we changed our jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Prior to the closing of the Domestication, PKLP contributed substantially all of its assets to a newly formed subsidiary, ProKidney Holdings, and PKLP made a liquidating distribution of its limited liability company interests in ProKidney Holdings to its partners, including us. Following the Domestication, ProKidney, a wholly owned subsidiary of ProKidney Holdings and a Cayman Islands exempted company (“ProKidney-KY”), underwent a series of transactions to move its assets to Delaware through a reregistration of ProKidney-KY to a Cayman Islands limited liability company and then the domestication of such Cayman Islands limited liability company to Delaware as a Delaware limited liability company named ProKidney IPCo, LLC.
Our corporate headquarters are located at 2000 Frontis Plaza Boulevard, Suite 250, Winston-Salem, North Carolina 27103 and our telephone number is (336) 999-7029. We maintain a website at www.prokidney.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.
Offerings Under This Prospectus
Under this prospectus, we may offer shares of our Class A common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $500,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity, if applicable;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion or sinking fund terms, if any;
•	voting or other rights, if any; and
•	conversion or exercise prices, if any.
The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.
This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

SPECIAL NOTE REGARDING THE DOMESTICATION
Effective July 1, 2025, ProKidney Corp. changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware. The Domestication was effected in the manner described in ProKidney’s registration statement on Form S-4 (the “Form S-4”), which was filed with the SEC on March 31, 2025 (File No. 333-286278). In the Domestication, ProKidney Corp. deregistered as an exempted company in the Cayman Islands pursuant to Sections 206 and 207 of the Companies Act (as amended) of the Cayman Islands and continued its existence under the General Corporation Law of the State of Delaware (the “DGCL”) as a corporation incorporated in the State of Delaware pursuant to Section 388 of the DGCL.
Our consolidated business, operations, assets and liabilities, as well as our principal locations (other than our registered office in the Cayman Islands) and fiscal year, were the same immediately after the Domestication as they were immediately prior to the Domestication. In addition, the directors and executive officers of the Company immediately after the Domestication were the same individuals who were directors and executive officers, respectively, of ProKidney Cayman immediately prior to the Domestication.
Shares of the Company’s Class A common stock continues to be listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “PROK.” Upon effectiveness of the Domestication, the Company’s CUSIP number relating to its Class A common stock changed to 74291D 104.
In connection with the Domestication, (i) the outstanding Class A ordinary shares of ProKidney Cayman, par value $0.0001 per share, including fractions of ordinary shares, converted by operation of law into an equivalent number of shares (or fractions thereof) of Class A common stock of the Company, par value $0.0001 per share, and (ii) the outstanding Class B ordinary shares of ProKidney Cayman, par value $0.0001 per share, including fractions of ordinary shares, converted by operation of law into an equivalent number of shares (or fractions thereof) of Class B common stock of the Company, par value $0.0001 per share. The number of shares of Class A common stock of the Company outstanding immediately after the Domestication was the same as the number of ordinary shares of ProKidney Cayman outstanding immediately prior to the Domestication. Consequently, each holder of a Class A ordinary share (or fraction thereof) or Class B ordinary share (or fraction thereof) of ProKidney Cayman immediately prior to the Domestication held, immediately thereafter, a share of Class A common stock (or fraction thereof) or Class B common stock (or fraction thereof) of the Company representing the same proportional equity interest in the Company as that shareholder held in ProKidney Cayman and representing the same class of shares.
The rights of holders of the Company’s Class A common stock are now governed by the Company’s Delaware certificate of incorporation (the “Charter”), its Delaware by-laws (the “Bylaws”) and the DGCL, each of which is described in ProKidney Cayman’s final prospectus relating to the Domestication, which was filed with the Commission pursuant to Rule 424(b)(3) on April 28, 2025 (the “Final Prospectus”). The Final Prospectus is part of the Form S-4.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully read and consider the risks and uncertainties and all of the other information, documents or reports included or incorporated by reference in this prospectus, including, without limitation, the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is on file with the SEC and incorporated by reference in this prospectus, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which is incorporated herein by reference (as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act), as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the risks set forth in such “Risk Factors” disclosures actually occur, our business, financial condition, and/or results of operations could suffer. In that case, the market price of our securities offered by this prospectus could decline, and you may lose all or part of your investment. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have a material adverse effect on our business. See “Where You Can Find More Information” included elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this prospectus and the information incorporated by reference herein regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, potential results of our drug development efforts or trials, the effects of competition and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “seeks,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements may include, among other things, statements about:
•	our ability to maintain the listing of our Class A common stock on Nasdaq;
•	our ability to manage our growth effectively;
•	the success, cost and timing of our product development activities;
•	the potential attributes and benefits of our product candidates, and if approved, our products;
•	our ability to manufacture rilparencel, our lead product candidate;
•	our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;
•	our ability to identify, in-license or acquire additional technology;
•	our ability to maintain our existing license, manufacturing and supply agreements;
•	our reliance on third parties to conduct, supervise and monitor a certain portion of our research and nonclinical testing and clinical trials for rilparencel;
•
our ability to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney disease, many of which have greater financial and marketing resources than us;

•	the size and growth potential of the markets for our products, and the ability of each to serve those markets, either alone or in partnership with others;
•	changes in applicable laws or regulations;
•	our estimates regarding expenses, revenue, capital requirements and needs for additional financing;
•	our ability to raise financing in the future;
•	our financial performance;
•	our intellectual property rights;
•	security breaches with respect to computer systems;
•	economic downturns and political and market conditions beyond our control;
•	the anticipated use of proceeds from this offering, if any;
•	our ability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Domestication;
•	the risk that the Domestication disrupts current plans and operations;
•	the risk that stockholders may recognize gain or other income with respect to their shares at the effective time of the Domestication;
•
anti-takeover provisions in our organizational documents and under Delaware law could make an acquisition of us more difficult and limit attempts by our stockholders to replace or remove our current management;

•
our organizational documents designate the state courts in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could discourage lawsuits against us and our directors and officers;

•
even if the Domestication qualifies as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), a U.S. stockholder may still recognize gain or other income with respect to their shares at the effective time of the Domestication;

•	we are likely to be treated as a passive foreign investment company (“PFIC”) which could result in adverse United States federal income tax consequences to U.S. investors; and
•	other factors detailed under the section titled “Risk Factors.”
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and the information incorporated by reference herein, particularly in the “Risk Factors” sections of this prospectus, of our Annual Report on Form 10-K for the year ended December 31, 2024 and of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.
You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus, if any, for clinical trial costs and other research and development expenses, continued investment in our drug development platform, for our pre-commercial and commercial activities, including our commercial manufacturing facility, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, or interest-bearing securities.

PLAN OF DISTRIBUTION
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed from time to time;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.
Any public offering price, dealer purchase price, discount, or commission may be changed from time to time.
We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.
Shares of our Class A common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on Nasdaq. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in shares of our Class A common stock but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us and our respective subsidiaries, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK
The following is a brief description of the material provisions of our shares. The Class A common stock is the only class of our securities registered pursuant to Section 12 of the Exchange Act. The following description of our shares does not purport to be complete and is subject to and qualified in its entirety by the Charter, the Bylaws and the applicable provisions of the DGCL. We encourage you to read the Charter, the Bylaws and the applicable provisions of the DGCL for more information.
Authorized and Outstanding Stock
The Charter authorizes the issuance of 1,250,000,000 shares of capital stock, consisting of:
•	700,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”);
•	500,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”); and
•	50,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”).
As of July 1, 2025, there were 133,418,957 shares of Class A common stock and 159,288,931 shares of Class B common stock outstanding and approximately 44 holders of Class A common stock and 3 holders of Class B common stock of record.
Class A Common Stock
Voting Rights
Each holder of the shares of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of the shares of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon (or, in the case of election of directors, by a plurality of voting power of the outstanding shares present in person or represented by proxy and entitled to vote on the election of directors), except as otherwise provided by the Charter or any applicable law. Notwithstanding the foregoing, the holders of the outstanding shares of Class A common stock are entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is adverse as compared to the Class B common stock (in addition to any other class vote required by applicable law).
Dividend Rights
Subject to applicable law and the preferences that may be applicable to any shares of preferred stock then outstanding, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors of the Company (the “Board”) out of assets of the Company legally available therefor.
Rights upon Liquidation, Dissolution and Winding-Up
Subject to applicable law, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, after payment of the Company’s debts and other liabilities, and of preferential and other amounts, if any, to which the holders of preferred stock are entitled, if any, the holders of the shares of Class A common stock are entitled to (i) receive, pari passu with the holders of shares of Class B common stock, an amount per share equal to the par value thereof, and (ii) thereafter, to share ratably in all assets remaining and available for distribution.
Preemptive or Other Rights
The holders of shares of Class A common stock have no preemptive or conversion rights or other subscription rights (other than in connection with certain issuances of common units under the limited liability company agreement of ProKidney Holdings, LLC, a Delaware limited liability company (“ProKidney Holdings”)). There are no redemption or sinking fund provisions applicable to the shares of Class A common stock. The rights, preferences and privileges of holders of shares of Class A common stock are subject to those of the holders of any shares of preferred stock the Company may issue in the future.

Class B Common Stock
Voting Rights
Each holder of the shares of Class B common stock is entitled to one vote for each share of Class B common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of the shares of Class B common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitle to vote thereon (or, in the case of election of directors, by a plurality of voting power of the outstanding shares present in person or represented by proxy and entitled to vote on the election of directors), except as otherwise provided by the certificate of incorporation of the Company or any applicable law. Notwithstanding the foregoing, the holders of the outstanding shares of Class B common stock are entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is adverse as compared to the Class A common stock (in addition to any other class vote required by applicable law).
Dividend Rights
Except as provided in the Charter with respect to stock dividends, dividends of cash or property may not be declared by the Board or paid on shares of Class B common stock.
Rights upon Liquidation, Dissolution and Winding-Up
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class B common stock are not entitled to receive any assets of the Company in excess of the par value of such shares (which such payment shall be pari passu with the holders of outstanding shares of Class A common stock).
Preemptive or Other Rights
Certain holders of shares of Class B common stock, who are also holders of common units of ProKidney Holdings (or certain permitted transferees thereof), subject to the procedures and restrictions set forth in that certain Amended and Restated Exchange Agreement, dated as of July 1, 2025, by and among the Company, ProKidney Holdings and the other parties thereto (the “Exchange Agreement”), have the right to exchange one common unit of ProKidney Holdings and one share of Class B common stock (the “Paired Interest”) for one share of Class A common stock.
The holders of shares of Class B common stock do not have other preemptive, subscription, redemption or conversion rights. There is no redemption or sinking fund provisions applicable to the Class B common stock, other than with respect to the exchange of the Paired Interests for Class A common stock pursuant to the Exchange Agreement.
Issuance and Retirement of Class B Common Stock
In the event that any outstanding share of Class B common stock ceases to be held directly or indirectly by a holder of a corresponding common unit of ProKidney Holdings, such share will automatically be transferred to the Company for no consideration and thereupon will be retired.
Preferred Stock
No shares of preferred stock are currently issued or outstanding. The Charter authorizes the Board, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the authorized but unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series, and the designation of such series, the voting powers (whether none, limited or full) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of preferred stock authorized in the Charter. The powers, including voting powers (whether none, limited or full), preferences and relative, participating, optional and other special rights, if any, of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of the common stock of the Company by restricting dividends on the shares of Class A common stock, diluting the voting power of the shares of Class A common stock and the shares of Class B common stock or subordinating the liquidation rights of the shares of Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the shares of Class A common stock. At present, we have no plans to issue any preferred stock.
Anti-Takeover Effects of Provisions of the Charter and the Bylaws
Certain provisions of the Charter and the Bylaws, as described below, could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of the Company. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of the Company to negotiate first with the Board. However, these provisions may also delay, deter or prevent a change in control or other takeover of the Company that stockholders of the Company might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of the common stock and also may limit the price that investors are willing to pay in the future for the common stock. These provisions may also have the effect of preventing changes in our management. We believe that the benefits of increased protection give the Company the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.
Classified Board
The Board is comprised of eight directors. The Charter provides that, subject to the right of holders of any series of preferred stock, the Board is divided into three classes of directors, apportioned to consist of, as nearly as possible, one third of the total number of directors, designated Class I, Class II and Class III, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting. As a result, approximately one-third of the Board is elected each year.
The classification of directors has the effect of making it more difficult for members to change the composition of the Board. The Charter provides that the Board may increase or reduce the upper and lower limits of the number of directors by one or more resolutions of the Board, provided that in no event will a decrease in the number of directors shorten the term of any director then in office.
Stockholder Meetings
The Charter and the Bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock, special meetings of the Company’s stockholders may be called only by the chairperson of the Board, the chief executive officer or at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of directors that the Company would have if there were no vacancies.
Stockholder Action by Consent
The Charter provides that any action required or permitted to be taken by the stockholders of the Company may be effected only at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent by such stockholders; provided, however, that any action required or permitted to be taken by the holders of Class B common stock, voting separately as a class, may be effected by the consent or consents (setting forth the action so taken) of the holders of the outstanding shares of Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, consenting together as a single class in lieu of a duly called annual or special meeting of holders of Class B common stock; provided, further, that any action required or permitted to be taken by the holders of any or all series of preferred stock voting separately as a series of preferred stock or separately as a class of preferred stock (including with respect to any such action specified in the Charter or any certificate of designation relating to any series of preferred stock) may be effected by the consent or consents (setting forth the action so taken), of the holders of outstanding shares of the relevant class or series of preferred stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Amendment of Bylaws
The Bylaws may generally be altered, amended or repealed, and new bylaws of the Company may be adopted, by:
•	the approval of a majority of the Board; or
•
the affirmative vote of holders of at least at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote thereon, voting together as a single class.

Indemnification
The Charter requires that the Company indemnify (and advance expenses to) its directors and officers to the fullest extent permitted by law, provided that we are not required to indemnify (or advance expenses to) any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL or any other applicable law, or (iv) such indemnification is required to be made under the indemnification rights enforcement provision of the Bylaws.
Pursuant to the Charter, no director or officer of the Company is personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exception from liability or limitation thereof is not permitted under the DGCL. Currently, Delaware law prohibits corporations from eliminating or limiting the liability of:
•	a director or officer for any breach of the director’s or officer’s duty of loyalty to our company or our stockholders;
•	a director or officer for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law;
•	a director for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;
•	a director or officer for any transaction from which the director or officer derived an improper personal benefit; and
•
An officer in any action by or in the right of the corporation. The limitation of liability of officers of ProKidney is limited only to persons who at the time of an act or omission as to which liability is asserted is deemed to have consented to service by the delivery of process to the registered agent of ProKidney pursuant to Section 3114(b) of Title 10 of the Delaware Code.

Anti-Takeover Effects of Delaware Law
The Company is subject to Section 203 of the DGCL. Section 203 provides that the Company may not engage in a broad range of “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder unless:
•	prior to such time the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the time the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale, issuances of securities or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates (as such terms are defined in Section 203 of the DGCL), owns (as such term is defined in Section 203 of the DGLC), or within the previous three years owned, 15% or more of our voting stock.
Section 203 could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company. Prior to the consummation of the Domestication, the board of directors of ProKidney Cayman adopted a resolution approving as an “interested stockholder” each shareholder of ProKidney Cayman who would otherwise become an “interested stockholder” of the Company as a result of the Domestication, together with their affiliates or associates, such that the restrictions on “business combinations” contained in Section 203 of the DGCL would not apply to any of such stockholders for purposes of Section 203 of the DGCL.
Exclusive Forum Provision
The Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by applicable law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company; (B) any action or proceeding (including any class action) asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders; (C) any action or proceeding (including any class action) asserting a claim against the Company or any current or former director, officer or other employee of the Company arising out of or pursuant to any provision of the DGCL, the Charter or the Bylaws (as each may be amended from time to time); (D) any action or proceeding (including any class action) to interpret, apply, enforce or determine the validity of the Charter or the Bylaws (including any right, obligation or remedy thereunder); (E) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and/or (F) any action or claim against the Company or any current or former director, officer or other employee of the Company governed by the internal affairs doctrine or an “internal corporate claim” as defined in Section 115 of the DGCL, in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.
Transfer Agent and Registrar
The transfer agent and registrar for the Class A common stock and the Class B common stock is Continental Stock Transfer & Trust Company.
Listing
Our shares of Class A common stock are listed on Nasdaq under the symbol “PROK.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
The debt securities (“Debt Securities”) will be either senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the subsidiary guarantors of such Debt Securities, if any, each a Subsidiary Guarantor, if applicable, and a trustee to be determined, the Trustee. Senior Debt Securities will be issued under a senior indenture (“Senior Indenture”) and Subordinated Debt Securities will be issued under a subordinated indenture (“Subordinated Indenture” and together with the Senior Indenture, the “Indentures”). The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you.
The Indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. The following summaries of material provisions of the Debt Securities are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
The Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither Indenture limits the amount of Debt Securities that may be issued thereunder, and each Indenture provides that the specific terms of the Debt Securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the Debt Securities:
•	the title of the Debt Securities;
•	the aggregate principal amount and any limit on the aggregate principal amount of the Debt Securities;
•	the currency or units based on or relating to currencies in which Debt Securities are denominated and the currency or units in which principal or interest or both will or may be payable;
•	whether we will issue the series of Debt Securities in global form, the terms of any global securities and who the depositary will be;
•	whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	whether the Indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•	whether we will be restricted from incurring any additional indebtedness;
•	a discussion on any material or special U.S. federal income tax considerations applicable to Debt Securities;
•	the denominations in which we will issue Debt Securities, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;
•	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

•	each date on which the principal of the Debt Securities will be payable;
•
the interest rate, which may be fixed or variable, or the method for determining the rate and date interest will begin to accrue, that the Debt Securities will bear and the interest payment dates for the Debt Securities;

•	each place where payments on the Debt Securities will be payable;
•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;
•	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;
•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;
•	whether the Debt Securities are defeasible;
•	any addition to or change in the events of default;
•
whether the Debt Securities are convertible into shares of our Class A common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities;
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the Debt Securities; and
•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, or original issue discount securities (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Original Issue Discount Securities may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which Debt Securities may be convertible into or exchangeable for shares of our Class A common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of Debt Securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The Indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the Indentures or the Debt Securities, as appropriate, satisfactory in form to the debenture trustee.
Unless we state otherwise in the applicable prospectus supplement, the Debt Securities will not contain any provisions that may afford holders of the Debt Securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of Debt Securities.

Events of Default Under the Indenture
The following are events of default under the Indentures with respect to any series of Debt Securities that we may issue:
•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•
if we fail to observe or perform any other covenant set forth in the Debt Securities of such series or the applicable Indentures, other than a covenant specifically relating to and for the benefit of holders of another series of Debt Securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.
No event of default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of Debt Securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or acceleration under any applicable Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding Debt Securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all Debt Securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to Debt Securities of any series, the holders of a majority in principal amount of the outstanding Debt Securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities) default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to Debt Securities of that series, have been cured or waived as provided in the applicable Indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of Debt Securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Subject to the terms of the Indentures, if an event of default under an Indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the Debt Securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable Indenture; and
•
subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

•	A holder of the Debt Securities of any series will only have the right to institute a proceeding under the Indentures or to appoint a receiver or trustee, or to seek other remedies if:
•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of Debt Securities if we default in the payment of the principal, premium, if any, or interest on, the Debt Securities. We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable Indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable Indenture without the consent of any holders with respect to specific matters, including:
•	to fix any ambiguity, defect or inconsistency in the Indenture; and
•	to change anything that does not materially adversely affect the interests of any holder of Debt Securities of any series issued pursuant to such Indenture.
In addition, under the Indentures, the rights of holders of a series of Debt Securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding Debt Securities affected:
•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
•	reducing the principal amount of discount securities payable upon acceleration of maturity;
•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding Debt Securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities of such series represented at such meeting) may on behalf of the holders of all Debt Securities of that series waive our compliance with provisions of the Indenture. The holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all the Debt Securities of such series waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding Debt Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each Indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•	register the transfer or exchange of Debt Securities of the series;
•	replace stolen, lost or mutilated Debt Securities of the series;

•	duly and punctually pay or cause to be paid amounts owing with respect to the Debt Securities;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the Debt Securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the Debt Securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The Indentures provide that we may issue Debt Securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the Indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the Debt Securities of any series can exchange the Debt Securities for other Debt Securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the Indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the Debt Securities may present the Debt Securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the Debt Securities that the holder presents for transfer or exchange or in the applicable Indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.
If we elect to redeem the Debt Securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any Debt Securities of that series during a period beginning at the opening of 15 business days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture.
Upon an event of default under an Indenture, the debenture trustee under such Indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the Indentures at the request of any holder of Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any Debt Securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the Debt Securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to Debt Securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the Debt Securities of a particular series. We will maintain a paying agent in each place of payment for the Debt Securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any Debt Securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated Debt Securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The Indentures do not limit the amount of indebtedness we may incur. The Indentures also do not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase shares of our Class A common stock, shares of our preferred stock and/or Debt Securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for shares of our Class A common stock and the number of shares of our Class A common stock to be received upon exercise of the warrants;
•	if applicable, the exercise price for our shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
•	if applicable, the exercise price for our Debt Securities, the amount of Debt Securities to be received upon exercise, and a description of that series of Debt Securities;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	if applicable, the date from and after which the warrants and shares of Class A common stock, shares of preferred stock and/or Debt Securities will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions;
•	whether the warrants may be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
General
We may issue rights to our stockholders to purchase shares of our Class A common stock, shares of our preferred stock or any of the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, Debt Securities, shares of preferred stock, shares of Class A common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.
We will provide in a prospectus supplement the following terms of the rights being issued:
•	the date of determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares of Class A common stock, shares of preferred stock or other securities purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•	the method by which holders of rights will be entitled to exercise;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination and cancellation rights, if any;
•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•	whether stockholders are entitled to oversubscription rights, if any;
•	any applicable material U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Class A common stock, shares of preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Class A common stock, shares of preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of shares of our Class A common stock, shares of our preferred stock, one or more Debt Securities, warrants or rights for the purchase of shares of Class A common stock, shares of preferred stock and/or Debt Securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any shares of Class A common stock, shares of preferred stock, debt security, warrant, or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The applicable prospectus supplement will describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of securities offered hereby will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov.
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.
We also maintain a website at www.prokidney.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:
(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 17, 2025;
(b)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 12, 2025;
(c)	our Current Reports on Form 8-K, as filed with the SEC on January 21, 2025, May 30, 2025, and July 1, 2025;
(d)	our Current Report on Form 8-K12B, as filed with the SEC on July 3, 2025;
(e)	our Definitive Proxy Statement, included in the Final Prospectus, for the Annual General Meeting of Shareholders on May 29, 2025 and as filed with the SEC on April 28, 2025; and
(f)
the description of our common stock, included in the Final Prospectus, as filed with the SEC on April 28, 2025 under the caption “Description of Securities” therein, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.
We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report, performance graph and the certifications of our chief executive officer and chief financial officer required by Rule 13a-14(b) or Rule 15d-14(b) under the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (included in or accompanying our latest Annual Report on Form 10-K incorporated by reference herein) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus). Requests should be directed to:
ProKidney Corp.
c/o 2000 Frontis Plaza Blvd, Suite 250
Winston-Salem, NC 27103
Attn: Todd Girolamo
Telephone: (336) 999-7028
You may also access these documents on our website, http://www.prokidney.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to $200,000,000
Class A Common Stock
PROSPECTUS SUPPLEMENT
Jefferies
July 14, 2025